EXHIBIT 99


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                                                                     AMERICAN
                                                                 ECO CORPORATION

NEWS RELEASE
AMERICAN ECO CORPORATION
FOR IMMEDIATE RELEASE
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                      AMERICAN ECO SEEKS BANKRUPTCY COURT
                                   PROTECTION

HOUSTON, August 4, 2000 - AMERICAN ECO CORPORATION (NASD-OTC: ECGOE, TSE: ECX) announced that it has filed for protection in the courts in Delaware and Ontario under the relevant bankruptcy laws.

In the United States, American Eco Holding Corp. has applied for protection under Chapter 11 of the United States Bankruptcy Code along with its affiliates Chempower, Inc. of Canton, Ohio; The Turner Group, Inc. of Port Arthur, Texas; United Eco Systems, Inc. of High Point, North Carolina; Separation & Recovery Systems, Inc. of Irvine, California; MidAtlantic Recycling Technologies, Inc. of New Jersey; Specialty Management Group, Inc. of Dallas, Texas; NUS, Inc. of Portland, Oregon; Lake Charles Construction Corporation of Lake Charles, Louisiana; Cambridge Construction Service Corp. of Dallas, Texas; and AEC Funding Corp. of Houston, Texas, and their respective subsidiaries.

The Company likewise has applied for protection in Canada under the Companies Creditors Arrangement Act ("CCAA") for MM Industra Limited of Halifax, Nova
Scotia: CCG Development, Inc. of Toronto, Ontario; and Industra Service Corporation of Vancouver, British Columbia, and their respective subsidiaries.

The Company also announced the appointment of Thomas Gardner as Interim President & CEO and Todd Quattlebaum as Chief Operating Officer. Mr. Gardner was previously Interim President & COO and Mr. Quattlebaum has been a Vice President of the Company and the operating executive of two American Eco subsidiaries since January, 2000.

AMERICAN ECO is a consolidator of outsourcing services to the energy, pulp & paper, power generation and construction management service industries.

Except for the historical information in this News Release, the News Release includes forward looking statements that involve risks and uncertainties including, but not limited to quarterly fluctuations in results, the management of growth, competition and other risks. Actual results may differ materially from such information set forth herein.

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